ARIS INDUSTRIES, INC.
                                475 Fifth Avenue
                            New York, New York 10017

                                   May 1, 1996

BNY Financial Corporation
1290 Avenue of the Americas
New York, New York  10104

Att: Anthony Marsicano

         Re: Consent Pursuant to Series A Junior Secured Note Aqreement

Gentleman:

     Reference is made to the Series A Junior Secured Note Agreement dated June 30, 1993 (the "Note Agreement", terms defined therein being used herein as therein required) between BNY Financial Corporation ("BNY") and Aris Industries, Inc. ("Aris", formerly known as The Marcade Group, Inc.) and the Series A Junior Secured Note issued pursuant to the Note Agreement by Aris in favor of BNY dated June 30, 1993 in the original principal amount of $7,000,000 (the "Note").

     Please indicate the consent of BNY to the Payment in Kind ("PIK") of the quarterly interest payments under the Note due for the period through February 3, 1997 whereby such payments will not be made in cash and instead shall be added to the principal of the Note on the scheduled Payment Dates of such quarterly interest and shall be due and payable on the final maturity date of the Note (November 3, 2002) or any acceleration thereof, provided, that, if the Heller Note and all other obligations owed by Aris to Heller or its successors or assigns pursuant to the Heller Documents have been indefeasibly paid in full, such additional principal amount as was converted from interest to principal under the Note as provided above, shall be due and payable on the next Payment Date following such indefeasible payment in full. The Note shall then bear interest on the increased principal amount. The Note Agreement and the Note are hereby deemed amended to implement the foregoing, and should BNY so require, Aris shall execute such allonges to the Note as shall be reasonably required by BNY to evidence such increase in the principal amount of the Note.


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     The foregoing consent of BNY shall be effective upon the execution and delivery by (1) AIF-II, L.P. of a substantially similar consent and (2) Heller Financial, Inc. entering into an agreement with Aris to loan Aris the funds necessary to pay interest due pursuant to the Senior Secured Note Agreement between Heller and Aris, for the period May 6, 1996 through November 4, 1996 inclusive.

-                                    Very truly yours,

AGREED AND ACCEPTED:

BNY FINANCIAL CORPORATION                         ARIS INDUSTRIES, INC.

By: DAVID McMULLEN                                By: PAUL SPECTOR
    ---------------------                             ---------------------
    David McMullen                                    Paul Spector
    Title: Vice President                             Senior Vice President

Date: 5/1/96